Exhibit 99


                                     SECURITIES AND EXCHANGE COMMISSION


                                           Washington, D.C.  20549


                                                  FORM 11-K




(Mark One)

   [X]           ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


                 For the fiscal year ended August 31, 1993

                                      OR


         [ ] TRANSITION REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from                   to
                                ----------------    ------------------

Commission file number                   1-7573
                       -----------------------------------------------

         A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                                  PARKER DRILLING COMPANY STOCK BONUS PLAN

         B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                           PARKER DRILLING COMPANY
                                             8 East Third Street
                                            Tulsa, Oklahoma 74103

                                           PARKER DRILLING COMPANY
                                              STOCK BONUS PLAN
                                                 -----------


                                  REPORT ON AUDITS OF FINANCIAL STATEMENTS
                                         AND SUPPLEMENTAL SCHEDULES

                                For the Years Ended August 31, 1993 and 1992

                                           PARKER DRILLING COMPANY
                                              STOCK BONUS PLAN

                                                    INDEX
                                                                                                        Page
                                                                                                       -----

Report of Independent Accountants                                                                        2

Financial Statements:

    Statement of Net Assets Available for Benefits
         at August 31, 1993 and 1992                                                                     3

    Statement of Changes in Net Assets Available
         for Benefits for the Years Ended
         August 31, 1993 and 1992                                                                        4

    Notes to Financial Statements                                                                        5

                                                      Schedules
                                                      ---------
Supplemental Schedules:

    Item 27a - Schedule of Assets Held for
         Investment Purposes at August 31, 1993              I                                          14

    Item 27d - Schedule of Reportable Transactions
         for the Year Ended August 31, 1993                 II                                          15

                               REPORT OF INDEPENDENT ACCOUNTANTS


To the Stock Bonus Plan Committee
Parker Drilling Company Stock Bonus Plan

         We have audited the accompanying statements of net assets available for benefits of Parker Drilling Company Stock Bonus Plan as of August 31, 1993 and 1992 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Parker Drilling Company Stock Bonus Plan at August 31, 1993 and 1992, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

         Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Parker Drilling Company Stock Bonus Plan are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.



                                       COOPERS & LYBRAND

Tulsa, Oklahoma
December 21, 1993

                                           PARKER DRILLING COMPANY
                                              STOCK BONUS PLAN

                               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                                  August 31,
                                                                    ------------------------------------
                                                                        1993                    1992
ASSETS                                                              ------------            ------------
- ------
Cash                                                                 $       -               $         5
                                                                     -----------             -----------
Investments:
  Common stock of Parker Drilling
    Company at market value - 1,243,174
    shares (cost $8,080,631) in 1993
    and 1,341,462 shares (cost
    $8,860,840) in 1992                                                9,031,100               8,216,455
  Other investments at market value
    (Note 3)                                                           8,615,038               7,432,546
                                                                     -----------             -----------
  Total investments                                                   17,646,138              15,649,001
                                                                     -----------             -----------
Receivables:
  Employer's contribution                                                 43,181                 113,635
  Employee salary reduction contribution                                  48,076                  27,964
  Interest and dividends                                                     217                      76
                                                                     -----------             -----------
  Total receivables                                                       91,474                 141,675
                                                                     -----------             -----------
Total assets                                                          17,737,612              15,790,681
                                                                     -----------             -----------

LIABILITIES
- -----------
Payable to bank                                                            6,954                   -

Distributions payable                                                    105,944                 114,837
                                                                     -----------             -----------
Net assets available for benefits                                    $17,624,714             $15,675,844
                                                                     -----------             -----------
                                                                     -----------             -----------





                                   The accompanying notes are an integral
                                      part of the financial statements.

                                           PARKER DRILLING COMPANY
                                              STOCK BONUS PLAN

                          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                                   For the
                                                                           Years Ended August 31,
                                                                   -------------------------------------
                                                                        1993                    1992
                                                                   -------------            ------------
Contributions:
  Employer                                                         $    566,168            $    427,556
  Employee salary reduction contribution                              1,128,571               1,075,063
Interest and dividend income                                            198,831                 252,109
Net appreciation (depreciation) in
  the fair value of investments                                       1,738,245              (2,065,784)
Distributions                                                        (1,682,945)             (2,122,222)
                                                                   ------------            ------------
Net increase (decrease)                                               1,948,870              (2,433,278)

Net assets available for benefits
  at beginning of year                                               15,675,844              18,109,122
                                                                   ------------            ------------
Net assets available for benefits
  at end of year                                                   $ 17,624,714            $ 15,675,844
                                                                   ------------            ------------
                                                                   ------------            ------------






                                   The accompanying notes are an integral
                                      part of the financial statements.

                                           PARKER DRILLING COMPANY
                                              STOCK BONUS PLAN

                                        NOTES TO FINANCIAL STATEMENTS

1.   DESCRIPTION OF THE PLAN

          Effective September 1, 1985, the Parker Drilling Company Profit Sharing Plan was renamed the Parker Drilling Company Stock Bonus Plan (the "Plan"). The Plan was adopted as of September 1, 1980.

          During 1993 and 1992, certain administrative costs and expenses of the Plan were paid by Parker Drilling Company (the "Company"). These costs totalled $106,650 and $59,325 for the Plan years ended August 31, 1993 and 1992, respectively.

          The following description of the Plan provides only general information. Participants should refer to the Summary Plan Description or the Plan document for a more complete description of the Plan's provisions.

          The following are the Plan's current investment funds. All of the funds (except Funds C and F) are available for participant investment elections. Funds G, H, and I were introduced during the current plan year.

     FUND A - Contributions are invested in shares of stock issued by the Twentieth Century Growth Investors. This is a no-load mutual fund which seeks capital growth through investment in securities which the fund considers to have better than average prospects for appreciation in value.

     FUND B - Contributions are invested in shares issued by the Merrill Lynch Ready Assets Trust. This is a no-load money market fund which seeks preservation of capital, liquidity and the highest possible current income consistent with the foregoing objectives available from short-term money market securities.

     FUND C - Contributions are invested in shares of the United Services Prospector Fund. This is a no-load mutual fund which has the principal objective of capital growth without regard to current income. Investments will be primarily in foreign companies engaged in exploration, mining, processing, fabrication and distribution of natural resources of all kinds including gold, silver and other precious metals, diamonds, coal, oil and timber. In November 1985, this fund was withdrawn as a contributory investment choice from the Plan. Participants who had contributed to the Prospector Fund were given the choice of keeping their balance in Fund C or making an investment election change to one of the other funds offered under the Plan. Effective September 1, 1993, Fund C will no longer be an investment option. All remaining plan assets will be distributed to the other investment funds, per participant election.

                                           PARKER DRILLING COMPANY
                                              STOCK BONUS PLAN

                                        NOTES TO FINANCIAL STATEMENTS


1.   DESCRIPTION OF THE PLAN, Continued

     FUND D - Contributions are invested in the Parker Drilling Company Stock Fund. The Trustee will acquire these shares either from Parker Drilling Company or other sources at the prevailing price on the New York Stock Exchange or in the open market. The number of shares acquired with employee contributions during any month will be determined by the average price plus transaction costs of all shares acquired by the Trustee with participant contributions made during the month.

     FUND E - Contributions are invested in shares of the Merrill Lynch Capital Fund, Inc. This is a front-load mutual fund which seeks to achieve the highest total investment return consistent with prudent risk through a fully managed investment policy utilizing equity, debt, and convertible securities.

     FUND F - Contributions are invested in shares of the Merrill Lynch Natural Resources Trust. This is a back-load mutual fund which seeks to achieve long-term growth of capital and to protect the purchase power of shareholders' capital by investing in a portfolio of equity securities (i.e., common stocks and securities convertible into common stocks) of domestic and foreign companies with substantial natural resource assets. Effective September 1, 1993, Fund F will no longer be an investment option. All remaining plan assets will be distributed to the other investment funds, per participant election.

     FUND G - Contributions are invested in shares of the IDS Trust Collective Income Fund. This is a fund which seeks to preserve principal while maximizing current income by investing in investment contracts offered by a variety of financial institutions such as insurance companies, mutual funds, brokerage houses and banks.

     FUND H - Contributions are invested in shares of the Merrill Lynch Corporate Bond Fund, Inc. - Intermediate Term Portfolio. This fund invests in bonds rated in the four highest rating categories by Moody's Investors Service, Inc. or Standard & Poor's Corporation, in order to obtain as high a level of current income as is consistent with the investment policies of the fund and with prudent investment management.

     FUND I - Contributions are invested in shares of the Twentieth Century Balanced Investors. This fund seeks to maintain approximately 60% of the Fund's assets in common stocks that are considered by management to have better-than-average prospects for appreciation and the balance in bonds and other fixed income securities in order to obtain capital growth and current income.

                                           PARKER DRILLING COMPANY
                                              STOCK BONUS PLAN

                                        NOTES TO FINANCIAL STATEMENTS

1.   DESCRIPTION OF THE PLAN, Continued

     SHORT-TERM INVESTMENT FUND - The trustee temporarily invests contributions in short-term investments such as treasury bills or commercial paper pending eventual investment in the funds selected by the participants.

     ELIGIBILITY - All employees of Parker Drilling Company and subsidiaries (the "Company"), other than employees covered by certain collective bargaining agreements, leased employees and employees who are not citizens of the United States (except for certain resident aliens), are eligible to participate in the Plan following the completion of one year of service with the Company.

     CONTRIBUTIONS - Salary reduction contributions and employer matching contributions are accrued in the period the Company makes payroll deductions from plan participants.

          Profit sharing contributions from the Company are accrued when authorized by the Board of Directors.

          All contributions are subject to the provisions of the Internal Reve-nue Code and are paid within the time prescribed by law for filing the employer's income tax returns.

     EMPLOYER'S CONTRIBUTION - MATCHING - The employer's matching contributions to the Plan are discretionary. Advance notification will be given as to whether the Board of Directors of the Company has decided to authorize a Company matching contribution or whether it has decided to eliminate, reduce or change the Company's matching contribution. The Company may match dollar for dollar a participant's contributions up to 3% of his/her eligible earnings. Matching contributions are credited to participant accounts as of each valuation date and are invested in common stock of Parker Drilling Company. Valuation dates are the last business day of each month.

     EMPLOYER'S CONTRIBUTION - PROFIT SHARING CONTRIBUTIONS - The employer's contributions to the Plan are discretionary and are determined annually by the Board of Directors of the Company. At August 31 of each year, the employer's contributions are allocated to each active participant's account based on the ratio of the participant's compensation for the Plan year to the total of active participants' compensation for the Plan year.

                                           PARKER DRILLING COMPANY
                                              STOCK BONUS PLAN

                                        NOTES TO FINANCIAL STATEMENTS


1.   DESCRIPTION OF THE PLAN, Continued

          The Board of Directors of the Company has not exercised its discretion to make a profit sharing contribution for fiscal years 1993 and 1992.

     PARTICIPANTS' SALARY REDUCTION CONTRIBUTIONS - Salary reduction contribution participants are not required to contribute to the Plan, how-ever, they may elect to make voluntary salary reduction contributions not to exceed 15 percent of their eligible earnings. Such voluntary contri-butions may be withdrawn from the Plan under hardship conditions approved by the Stock Bonus Plan Committee (the "Committee").

     PLAN ASSETS - All Plan assets are maintained in a trust administered by Chemical Bank in 1993 and 1992, as trustee. The trustee has authority to invest trust funds, subject to the provisions of the trust agreement.

     PLAN INCOME - Plan income or losses are allocated to all participants in the ratio that each participant's account bears to the total of all participant accounts.

     VESTING - The percentage of the employer matching and profit sharing contributions and related income or losses vest with a participant based upon the number of years of service with the Company as determined by the following table:

                                                               Vested
           Years of service with the Company                   percentage
          -----------------------------------                  ----------

          Less than 5 years                                        0%
          At least 5 years                                       100%


     FORFEITURES AND TERMINATIONS - The portion of a participant's matching and profit sharing account which is not vested will become a forfeiture in the year after the participant receives payment of the vested portion of these accounts. If the participant did not receive a distribution of the vested portion of his account, or if the participant was not vested, the nonvested portion of the participant's account will be forfeited after the participant has had a break in service of five years.

                                           PARKER DRILLING COMPANY
                                              STOCK BONUS PLAN

                                        NOTES TO FINANCIAL STATEMENTS

1.   DESCRIPTION OF THE PLAN, Continued

          The portion which was forfeited will be reinstated to the participant's account if he resumes employment before a break in service of five years and if he repays in one sum the amounts which were distributed to the participant since he terminated employment. If the participant is reemployed after a break in service of five years, the nonvested portion of the participant's account will not be reinstated and he will not be able to repay to the Plan the prior distribution.

          The forfeitures relating to the employer's matching and profit sharing portions are allocated to the remaining participants in the same manner as the employer's contributions mentioned above. For the years ended August 31, 1993 and 1992, the amount of Company-matched forfeitures allocated to the remaining participants were $20,738 and $7,080, respectively. The amount of Company profit sharing forfeitures available during fiscal 1993 was $247 and $242 during fiscal 1992. These profit-sharing forfeitures were used to pay Plan expenses for 1993 and 1992, respectively.

          Upon retirement, death or disability, the account of each participant shall be fully vested.

     AMENDMENT AND TERMINATION OF THE PLAN - The Plan can be amended or terminated by the Company at any time. In the event the employer elects to terminate the Plan, the full value of the account of each participant shall become fully vested.

     DISTRIBUTIONS - Ordinarily, distributions from the Plan will be in the form of Company Stock. However, distributions of that portion of an employee's account attributable to a fractional share will be distributed in cash. An employee may elect to receive a distribution from the Plan in cash. Employees may also elect to have their vested account in Investment Fund D distributed in company stock, with any other amounts of the account payable in cash.

                                           PARKER DRILLING COMPANY
                                              STOCK BONUS PLAN

                                        NOTES TO FINANCIAL STATEMENTS


1.   DESCRIPTION OF THE PLAN, Continued

     PLAN PARTICIPANTS - Total number of Stock Bonus Plan participants as of:

          August 31:
            1993                            801 participants
            1992                            901 participants

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVESTMENT VALUATION - Investments in corporate bonds, stocks and mutual funds which are traded on a national securities exchange are valued at the closing sales price on the last business day of the period. U.S. treasury securities and other securities traded in the over-the-counter market are valued at the last reported bid price.

     INVESTMENT TRANSACTIONS - Purchases and sales of securities are reported on a trade-date basis. Gain or loss on sales of investments is determined on the first-in, first-out basis. Dividend income is reported on the ex-dividend date. Interest income is recorded as earned on the accrual basis.

          The Plan presents in the statement changes in net assets available for benefits the net appreciation (depreciation) in the fair value of its investments which consists of realized gains or losses, and the unrealized appreciation (depreciation) on those investments.

                                           PARKER DRILLING COMPANY
                                              STOCK BONUS PLAN

                                        NOTES TO FINANCIAL STATEMENTS

3.   INVESTMENTS

          Plan investments at August 31, are summarized as follows:
                                                            1993                                1992
                                             --------------------------------  -------------------------------------
                                                Market                                   Market
                                                value                Cost                value              Cost
                                             -----------          -----------         -----------       -----------
Parking Drilling Company
  common stock (Fund D)                      $ 9,031,100<F1>      $ 8,080,631         $ 8,216,455<F1>    $ 8,860,840
                                             -----------          -----------         -----------        -----------
Other investments:
  Growth Fund (Fund A)                         2,529,010<F1>        1,811,333           2,146,347<F1>      1,569,321
  Ready Assets Fund (Fund B)                   4,187,350<F1>        4,187,350           4,690,178<F1>      4,690,178
  Prospector Fund (Fund C)                           889                  889              21,334             25,694
  Capital Fund (Fund E)                          711,603              660,622             470,168            455,069
  Natural Resources (Fund F)                          20                   20             103,154            105,729
  IDS Collective Income
    (Fund G)                                     707,594              707,598                -                 -
  Corporate Bonds (Fund H)                       293,189              285,752                -                 -
  Balanced (Fund I)                              154,896              149,177                -                 -
  Short-Term Investment Fund                      30,487               30,487               1,365              1,365
                                             -----------          -----------         -----------        -----------

    Total other investments                    8,615,038            7,833,228           7,432,546          6,847,356
                                             -----------          -----------         -----------        -----------

  Total investments                          $17,646,138          $15,913,859         $15,649,001        $15,708,196
                                             -----------          -----------         -----------        -----------
                                             -----------          -----------         -----------        -----------

<F1> Individual investment represents more than 5% of Plan equity.

4.   TAX STATUS

          The Plan obtained its latest determination letter on March 28, 1990, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. The plan is currently designed to be in compliance with the applicable requirements of the Internal Revenue Code.

          The Plan is intended to be a qualified trust under Section 401(a) of the Internal Revenue Code and exempt from federal income taxes under the provisions of Section 501(a). The Plan has a cash and deferred arrangement intended to meet the requirements of Section 401(k). Amounts contributed by the Company or by Plan participants will not be taxed to the participant until the participant receives a distribution from the Plan.

5.   SUBSEQUENT EVENT

          The aggregate market value of the Plan's investment in Parker Drilling Company common stock has decreased from $9,031,100 at August 31, 1993 to $6,371,267 at December 21, 1993.


                                          PARKER DRILLING COMPANY
                                             STOCK BONUS PLAN
                                      NOTES TO FINANCIAL STATEMENTS
6.   FUND ALLOCATION

          The following reflects the allocation of net assets available for benefits as of
     August 31, 1993 and 1992 and changes in net assets available for benefits for the years ended August 31, 1993 and 1992 for each investment program.
                                                                          1993
                  ------------------------------------------------------------------------------------------------------------------
                                                                                                                Profit
                                                                                                                Sharing
                     Fund A     Fund B      Fund C     Fund D   Fund E      Fund F     Fund G   Fund H  Fund I    Fund       Total
                  ---------- ----------   --------  ---------- --------  ----------   -------- -------- -------  ------  -----------
Contributions:
  Employer       $     -    $     -       $   -    $  566,168 $   -      $     -      $   -   $    -   $    -    $ -    $   566,168
  Employee salary
    reduction       321,669    289,517        -       314,612  106,831       8,976     40,234   24,620   22,112    -      1,128,571
Interest and
  dividend income    35,104    128,259        151         824   27,918         713        160    4,613    1,061     28      198,831
Net appreciation
  (depreciation)
  in the fair value
  of investments    209,963       -         3,320   1,462,006   49,628         174         (2)   7,437    5,719    -      1,738,245
Distributions to
  employees
  and interfund
  transfers        (201,188)  (919,810)   (23,901) (1,525,145)  66,415    (113,430)   664,417  252,424  117,697   (424)  (1,682,945)
                 ---------- ----------   --------  ---------- --------   ---------   -------- -------- --------   ----  -----------
Net increase
  (decrease)        365,548   (502,034)   (20,430)    818,465  250,792    (103,567)   704,809  289,094  146,589   (396)   1,948,870

Net assets
  available for
  benefits at
  beginning
  of year         2,137,487  4,668,225     21,374   8,273,336  470,909     103,598        -        -        -      915   15,675,844
                 ---------- ----------   --------  ---------- --------   ---------   -------- -------- --------   ----  -----------
Net assets
  available for
  benefits at
  end of year    $2,503,035 $4,166,191   $    944  $9,091,801 $721,701   $      31   $704,809 $289,094 $146,589   $519  $17,624,714
                 ---------- ----------   --------  ---------- --------   ---------   -------- -------- --------   ----  -----------
                 ---------- ----------   --------  ---------- --------   ---------   -------- -------- --------   ----  -----------


                                          PARKER DRILLING COMPANY
                                             STOCK BONUS PLAN

                                       NOTES TO FINANCIAL STATEMENTS
6.    FUND ALLOCATION, Continued
                                                       1992
                  ------------------------------------------------------------------------------------------------------------------
                                                                                                                 Profit
                                                                                                                Sharing
                     Fund A     Fund B      Fund C     Fund D   Fund E      Fund F     Fund G   Fund H  Fund I    Fund       Total
                  ---------- ----------   --------  ---------- --------  ----------   -------- -------- -------  ------  -----------
Contributions:
  Employer       $      -   $      -     $    -    $  427,556 $    -      $    -      $   -    $   -    $   -    $ -    $   427,556
  Employee salary
    reduction       204,917    435,177        -       346,652   69,389      18,928        -        -        -      -      1,075,063
Interest and
  dividend income     1,746    208,938      1,216       1,064   33,748       5,386        -         -       -       11      252,109
Net appreciation
  (depreciation)
  in the fair
  value of
  investments       125,717       -        (1,049) (2,182,915)  (2,678)     (4,859)        -        -        -     -     (2,065,784)
Distributions to
  employees
  and interfund
  transfers          77,428   (971,498)    (8,895) (1,328,069)  97,555      10,560         -        -        -     697   (2,122,222)
                 ---------- ----------   --------  ---------- --------    --------    -------- -------- --------  ----  -----------
Net increase
  (decrease)        409,808   (327,383)    (8,728) (2,735,712) 198,014      30,015         -        -        -     708   (2,433,278)

Net assets
  available for
  benefits at
  beginning
  of year         1,727,679  4,995,608     30,102  11,009,048  272,895      73,583        -          -      -      207   18,109,122
                 ---------- ----------   --------  ---------- --------    --------    -------- -------- --------  ----  -----------
Net assets
  available for
  benefits at
  end of year    $2,137,487 $4,668,225    $21,374  $8,273,336 $470,909    $103,598     $  -    $   -    $   -     $915  $15,675,844
                 ---------- ----------   --------  ---------- --------    --------     ------- -------- --------  ----  -----------
                 ---------- ----------   --------  ---------- --------    --------     ------- -------- --------  ----  -----------


                                                                         SCHEDULE I
                                  PARKER DRILLING COMPANY

                                      STOCK BONUS PLAN
                             Item 27a - Schedule of Assets Held
                                  for Investment Purposes

                                       August 31, 1993

                                                                   Description of
                                                                investment including
                                                               maturity date, rate of
                                                                interest, collateral,
Identity of issue, borrower,                                    par, maturity value,                                    Current
lessor, or similar party                                         or number of units                 Cost                 value
- ----------------------------                                   ----------------------           -----------           -----------
Common stock of Parker Drilling Company                             1,243,174                   $ 8,080,631           $ 9,031,100
                                                                                                -----------           -----------
Other investments:
  Twentieth Century Growth Investors                                  101,078                     1,811,333             2,529,010
  Merrill Lynch Ready Assets Trust                                  4,187,350                     4,187,350             4,187,350
  United Services Prospector Fund                                         130                           889                   889
  Merrill Lynch Capital Fund, Inc.                                     20,538                       660,622               711,603
  Merrill Lynch Natural Resources Trust                                     1                            20                    20
  IDS Trust Collective Income Fund                                     20,538                       707,598               707,594
  Merrill Lynch Corporate Bond Fund, Inc. -
    Intermediate Term Portfolio                                        23,365                       285,752               293,189
  Twentieth Century Balanced Investors                                  9,699                       149,177               154,896
  Short-term investment                                                30,487                        30,487                30,487
                                                                                                -----------           -----------
  Total other investments                                                                         7,833,228             8,615,038
                                                                                                -----------           -----------
Total investments                                                                               $15,913,859           $17,646,138
                                                                                                -----------           -----------
                                                                                                -----------           -----------

                                                                                   SCHEDULE II
                                  PARKER DRILLING COMPANY

                                    STOCK BONUS PLAN
                     Item 27d - Schedule of Reportable Transactions

                             For the Year Ended August 31, 1993




                                                                                              Fair value
                                                                                             of asset on   Net gain
Number of                                                 Purchase   Selling     Cost of     transaction  (loss) on
Transactions Identity of party    Description of assets    price      price       asset         date        sale
- ------------ -----------------    --------------------- ----------- ----------- -----------  -----------  ---------
    36       Merrill Lynch        Money market fund     $      -    $1,265,176  $1,265,176   $1,265,176   $    -
             Ready Assets Trust

   142       Chemical Bank        Temporary investment         -     2,259,361   2,259,361    2,259,361        -
                                    fund

   247       Chemical Bank        Temporary investment   2,289,848         -     2,289,848    2,289,848        -
                                    fund

    29       Chemical Bank        Parker Drilling              -       981,653   1,073,157    1,073,157    (91,504)
                                    Company common
                                    stock

Note: The columns for lease rental and expenses incurred in connection with transactions have been omitted because the answer in each instance is none.

                                                 SIGNATURES



     THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereto duly authorized.



                                               PARKER DRILLING COMPANY
                                               STOCK BONUS PLAN





DATE: February 23, 1994                        By  I. E. Hendrix
                                                 -----------------------
                                                  I. E. Hendrix
                                                  Chairman of the Committee,
                                                  Treasurer and Vice
                                                  President of the Company